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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2001

JONES PROGRAMMING PARTNERS 1-A, LTD.
(Exact name of registrant as specified in its charter)

Colorado (State of Organization)	0-19075 (Commission File No.)	84-1088820 (IRS Employer Identification No.)
9697 E. Mineral Avenue, Englewood, CO 80112 (Address of principal executive office and Zip Code)
Registrant's telephone number, including area code (303) 792-3111

Item 5.  Other Events.

    On December 21, 2001, Jones Programming Partners 1-A, Ltd. (the "Partnership"), held a Special Meeting of Limited Partners. One proposal was presented to the limited partners for their approval and was passed.

    The limited partners approved the sale of the Partnerships' assets, consisting of various rights to original programming entitled "The Story Lady," "The Little Kidnappers" and "Curacao" (collectively, the "Film Rights"), followed by dissolution of the Partnership.

    The voting results were as follows:

	Limited Partnership Interests	Percent
For:	7,131	55.96%
Against:	41.32%
Abstained:	48.38%
Total Voted:	7,220	56.66%

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES PROGRAMMING PARTNERS 1-A, LTD.
	By:	Jones Entertainment Group, Ltd., as General Partner
Dated: January 2, 2002		By:	/s/ TIMOTHY J. BURKE Timothy J. Burke Vice President

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  Item 5. Other Events.
SIGNATURES